UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2012 (December 19, 2012)

UNI CORE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Wyoming	0-3430	87-0418721
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1207-1208 Bank of America Tower 12 Harcourt Road, Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  011-852-2827-6898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06

Material Impairment.

On December 15, 2012 the registrant recorded a material charge for impairment related to its Shenzhen APT paper factory.  On December 15, 2012 the Shenzhen APT paper factory was placed in involuntary bankruptcy and closed.  The registrant is recording a non-cash charge for $4.5 million for the impairment of goodwill and tangible and intangible assets in the second quarter of its 2013 fiscal year.  This impairment charge relates to the Shenzhen facility bankruptcy.  The registrant does not expect the impairment charge to result in any future cash expenditures other than fess for bankruptcy counsel estimated to not exceed $80,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 19, 2012

UNI CORE HOLDINGS CORPORATION

By:

/Thomas Lee/

Thomas Lee, Chief Financial Officer

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